SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: FTI Consulting, Inc. (“FTI”) inadvertently included disclosure under Item 9.01 of its Current Report on Form 8-K dated September 11, 2006 and filed with the Securities and Exchange Commission on September 14, 2006 (the “Form 8-K”) stating that it would file the financial statements required under Items 9.01(a) and 9.01(b) of Form 8-K relating to FTI’s acquisition of FD International (Holdings) Limited (“FD”) within 71 calendar days of the date of the Form 8-K when no such financial statements were required. Accordingly, Item 9.01 of the Form 8-K is hereby amended and restated in its entirety to eliminate Items 9.01(a) and 9.01(b). The financial statements relating to FTI’s acquisition of FD will be filed within 71 days of the October 10, 2006 due date for FTI’s Form 8-K announcing the acquisition of substantially all of the share capital of FD from the holders of such share capital. Other than the noted revision to Item 9.01, this Form 8-K/A does not amend any other item of the Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

*	99.1	Press Release of FTI Consulting, Inc., dated September 11, 2006.

*	99.2	Transcript of September 11, 2006 Conference Call of FTI Consulting, Inc.

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: October 26, 2006	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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